SUB-ITEM 77Q1(d): Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I.

The information required by Sub-Item 77Q1(d) is incorporated by reference to the Prospectuses and Statement of Additional Information contained in Post-Effective Amendment No. 19 to the Trust's Registration Statement on Form N-1A filed on September 27, 2002.

SUB-ITEM 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

(i) Addendum No. 3 to the Investment Advisory Agreement between the Trust and Commerce Investment Advisors, Inc., with respect to the Asset Allocation Fund. The information required by Sub-Item 77Q1(e) is incorporated by reference to Exhibit (d)(5) of Post-Effective Amendment No. 20 to the Trust's Registration Statement on Form N-1A filed on December 20, 2002.

(ii) Sub-Advisory Agreement between Commerce Investment Advisors, Inc. and Bank of Ireland Asset Management (U.S.) Limited with respect to the International Equity Fund. The information required by Sub-Item 77Q1(e) is incorporated by reference to Exhibit (d)(7) of Post-Effective Amendment No. 20 to the Trust's Registration Statement on Form N-1A filed on December 20, 2002.